                                  EXHIBIT 4(ii)

                                             [NORTH AMERICAN CONTINENT GRAPHIC]
NORTH AMERICAN
SECURITY LIFE INSURANCE COMPANY
A stock life insurance company the ultimate parent of which is The Manufacturers Life Insurance Company
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  EXECUTIVE OFFICE:           ANNUITY SERVICE OFFICE:           HOME OFFICE
116 Huntington Avenue            P.O. Box 9230 GMF            Dover, Delaware
   Boston, MA 02116            Boston, MA 02205-9230
                                   1-800-344-1029

                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

North American Security Life Insurance Company will pay an annuity commencing on the Maturity Date to the Annuitant, if then living, in accordance with the Benefits and the Payment of Contract Benefits provisions. If the Owner dies while the Contract is in effect and the Owner's Certificate is in force and before the Maturity Date, the Company will pay a Death Benefit to the Beneficiary upon receipt of all required claim forms and proof of death of the Owner at the Annuity Service Office.

THIS CONTRACT is issued in consideration of the Contract Application and the Payment. Provisions and endorsements printed or written by the Company on the following pages form part of the Contract.

         SIGNED FOR THE COMPANY at its Executive Office, Boston, Massachusetts, on the Contract Date.

                   Richard Hirtle                William J. Atherton
                   VICE PRESIDENT                     PRESIDENT

                    DEFERRED FIXED ANNUITY NON-PARTICIPATING

  AMOUNTS PAYABLE UNDER THIS CONTRACT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT
              PRIOR TO A DATE OR DATES SPECIFIED IN THIS CONTRACT.

INTRODUCTION

This is a deferred fixed group annuity contract. This Contract provides that prior to the Maturity Date, the Contract Value for an Owner will accumulate based on interest rates guaranteed by the Company for the period selected. Amounts withdrawn prior to the end of the selected period are subject to a market value adjustment and possible withdrawal charges which could reduce the withdrawal amount below original payment.

The Owner must allocate the Payment to one Initial Guarantee Period.

On the Maturity Date, if the Annuitant and Owner are still living, the Contract will provide for annuity payments to the Annuitant based upon the Annuity Option selected. Fixed annuity dollar amounts are guaranteed by the Company.


TABLE OF CONTENTS
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Contract Specifications Page                                            Page

PART  1 - DEFINITIONS                                                      1

PART  2 - GENERAL PROVISIONS                                               3

PART  3 - OWNERSHIP                                                        4

PART  4 - BENEFITS                                                         5

PART  5 - PAYMENTS                                                         6

PART  6 - INVESTMENT PROVISIONS                                            7

PART  7 - ANNUITY PROVISIONS                                               8

PART  8 - TRANSFERS                                                        8

PART  9 - WITHDRAWAL PROVISIONS                                            8

PART 10 - FEES AND DEDUCTIONS                                             10

PART 11 - LOAN PROVISION                                                  10

PART 12 - PAYMENT OF CONTRACT BENEFITS                                    10

                          CONTRACT SPECIFICATIONS PAGE

GROUP HOLDER:           [ABC WIDGET, INC.]

POLICY NUMBER:                  [AB123456]

ISSUE DATE:                   [01/07/1994]

GOVERNING LAW:          [APPLICABLE STATE]

ADMINISTRATION FEE:                   [$0]

FREE WITHDRAWAL                   [10.00%]
PERCENTAGE:

NUMBER OF COMPLETE       WITHDRAWAL CHARGE
 CERTIFICATE YEARS          PERCENTAGE

        [0]                    [7]%
        [1]                    [6]%
        [2]                    [5]%
        [3]                    [4]%
        [4]                    [3]%
        [5]                    [2]%
        [6]                    [1]%
       [7+]                    [0]%

QUALIFIED CONTRACT PROVISIONS ENDORSEMENT ATTACHED. THE PROVISIONS IN THIS ENDORSEMENT SHALL APPLY WITH RESPECT TO THE INTEREST OF AN OWNER AS FOLLOWS:

TYPE OF CONTRACT                                 APPLICABLE SECTION
(AS INDICATED ON OWNERS CERTIFICATE)             OF ENDORSEMENT
- ------------------------------------             --------------


(A) PROFIT SHARING PLAN                          SECTION 401 PLANS

(B) MONEY PURCHASE PENSION PLAN                  SECTION 401 PLANS

(C) KEOGH (HR-10)                                SECTION 401 PLANS

(D) PENSION PLAN                                 SECTION 401 PLANS

(E) 401(K)                                       SECTION 401 PLANS

(F) 403(B) ERISA TAX SHELTERED ANNUITY           ERISA TAX SHELTERED ANNUITY

(G) 403 (B) TAX SHELTERED ANNUITY                TAX SHELTERED ANNUITY

(H) IRA, SEP-IRA                                 INDIVIDUAL RETIREMENT ANNUITY

(I) TEXAS OPTIONAL RETIREMENT PROGRAM            TEXAS OPTIONAL RETIREMENT PROGRAM AND TAX
                                                 SHELTERED ANNUITY

PART 1                        DEFINITIONS
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WE, US, OUR                   "We", "us" and "our" means North American Security
                              Life Insurance Company.

ANNUITANT   .                 Any individual person or persons whose life is
                              used to determine the duration of annuity payments involving life contingencies. The Annuitant is as designated on the Certificate Specifications Page and Application, unless changed.

ANNUITY OPTION                The method selected by the Owner for annuity
                              payments made by us.

ANNUITY SERVICE OFFICE        Any office designated by us for the receipt of
                              Payments and processing of Group Holder and Owner requests.

APPLICATION                   The document signed by the Owner that serves as
                              his or her application for participation under this Contract, a copy of which is attached to the Certificate.

BENEFICIARY                   The person, persons or entity to whom certain
                              benefits are payable following the death of an Owner, or in certain circumstances, an Annuitant.

CERTIFICATE                   The document for each Owner which summarizes the
                              rights and benefits of the Owner under the Contract.

CERTIFICATE ANNIVERSARY       The anniversary of the Certificate Date.

CERTIFICATE DATE              The date of issue of a Certificate under this
                              Contract as specified on the Certificate
                              Specifications Page.

CERTIFICATE YEAR              The period of twelve consecutive months beginning
                              on the Certificate Date or any anniversary thereafter.

CONTINGENT BENEFICIARY        The person, persons or entity who becomes the
                              Beneficiary if the Beneficiary is not alive.

CONTRACT APPLICATION          The document signed by the Group Holder that
                              evidences the Group Holder's application for this Contract.

CONTRACT DATE                 The date of issue of this Contract as designated
                              on the Contract Specifications Page.

CONTRACT VALUE                The value of an Owner's Certificate which is the
                              sum of the Net Payment and accrued interest, less the sum of any Gross Withdrawal Values and any annual Administration Fees deducted, adjusted for any Transfer Market Value Adjustments, attributable to that Owner.

DEBT Any amounts in the Loan Account attributable to an Owner plus any accrued loan interest on that amount. The loan provision is applicable to certain Qualified Contracts only.

FIXED ACCOUNT                 The NASL Fixed Account, which is a Separate
                              Account of the North American Security Life
                              Insurance Company.

GENERAL ACCOUNT               All the assets of North American Security Life
                              Insurance Company other than assets in separate accounts.

GROSS WITHDRAWAL VALUE        The portion of the Contract Value specified by an
                              Owner for a full or partial withdrawal. Such amount is determined prior to the application of any withdrawal charge, annual Administration Fee and Market Value Adjustment.

GROUP HOLDER                  The person, persons or entity entitled to the
                              ownership rights under this Contract. The Group
                              Holder is as designated on the Contract
                              Specifications Page and the Contract Application.

INITIAL GUARANTEE PERIOD      The period of time during which the Initial
                              Guaranteed Interest Rate is in effect.

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INITIAL GUARANTEED INTEREST   The compound annual rate used to determine the
RATE interest earned on the Net Payment during the Initial Guarantee Period.

INTERNAL REVENUE CODE         The Internal Revenue Code of 1986, as amended from
(IRC)                         time to time, and any successor statute of
                              similar purposes.

LOAN ACCOUNT                  The portion of the General Account that is used
                              for collateral when a loan is taken.

MARKET VALUE ADJUSTMENT       An adjustment to amounts that are withdrawn or
                              transferred prior to the end of the Initial
                              Guarantee Period or Renewal Guarantee Period. It may increase or decrease the amount available for transfer, loan or withdrawal.

MATURITY DATE                 The date on which annuity benefits commence. It is
                              the date specified on the Certificate
                              Specifications Page, unless changed.

NET PAYMENT                   The Payment less the amount of premium tax, if
                              any, deducted from the Payment.

NON-QUALIFIED CONTRACTS       Contracts which are not issued under Qualified
                              Plans.

OWNER The person, persons or entity named in each Certificate. The Owner is as designated on the Certificate Specifications Page and Application, unless changed.

PAYMENT An amount paid to us by or on behalf of an Owner as consideration for the benefits provided by this Contract.

QUALIFIED CONTRACTS           Contracts issued under Qualified Plans.

QUALIFIED PLANS               Retirement plans which receive favorable tax
                              treatment under section 401, 403, 408 or 457, of the Internal Revenue Code of 1986, as amended.

RENEWAL AMOUNT                The Contract Value as of the end of the Initial
                              Guarantee Period or at the end of a Renewal
                              Guarantee Period.

RENEWAL GUARANTEE PERIOD      The period of time during which a Renewal
                              Guaranteed Interest Rate is in effect.

RENEWAL GUARANTEED            The compound annual rate used to determine the
INTEREST RATE                 interest earned on a Renewal Amount during a
                              Renewal Guarantee Period. In no event shall this rate be less than 3%.

SEPARATE ACCOUNT

                              A segregated account of North American Security Life Insurance Company that is not commingled with our general assets and obligations.

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PART 2                        GENERAL PROVISIONS
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ENTIRE CONTRACT               This Contract is issued in consideration of the
                              Contract Application and receipt of Payment. This Contract, Contract Endorsements, if any, the Contract Application, a copy of which is attached, and the Application of each Owner, if one is attached to the Certificate, constitute the entire Contract. Only the President, a Vice-President or the Secretary of the Company has authority to agree on our behalf to any alteration of the Contract or any Certificate, or to any waiver of our rights or requirements. The change or waiver must be in writing.

                              The benefits and values available under this Contract are not less than the mini- mum required by any statute of the state in which this Contract is issued. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which this Contract is issued, if required by law.

MODIFICATION                  We will not change or modify this Contract or any
                              Certificate without the consent of the Group
                              Holder or any Owner, as applicable, except as may be required to make it conform to any applicable law or regulation or any ruling issued by a government agency.

                              In addition, upon 60 days prior written notice to the Group holder, the Contract may be modified by us to change the Withdrawal Charges, annual Administration Fees, Free Withdrawal Percentage, the tables used to determine the amount of the first monthly annuity payment and the formula used to calculate the Market Value Adjustment, provided that such modification shall apply only to the Owner's Certificate established after the effective date of any such modification.

TEN DAY RIGHT TO REVIEW       If not satisfied with the Certificate, an Owner
                              may, within 10 days after receipt of his or her Certificate, return it by delivering or mailing it to the Annuity Service Office or our agent, and it shall be deemed void from the beginning. Within 7 days of receipt of the Certificate by us, we will pay the Owner's Payment to the Owner. When the Certificate is issued as an individual retirement annuity, during the first 7 days of this 10 day period, we will return the greater of (i) the Contract Value or (ii) the Payment.

BENEFICIARY                   The Beneficiary is as designated in the
                              Certificate Specifications Page and Application, unless changed. However, if there is a surviving
                              Owner, that person will be treated as the Beneficiary. If no such Beneficiary is living, the Beneficiary is the "Contingent Beneficiary". If no
                              Beneficiary or Contingent Beneficiary is living, the Beneficiary is the estate of the deceased
                              Owner.

CHANGE OF MATURITY DATE       Prior to the Maturity Date, an Owner may request
                              in writing a change of the Maturity Date. Any extension of the Maturity Date will be subject to our prior approval and any Governing Law regulations.

ASSIGNMENT                    The Group Holder may assign his or her interest in
                              this Contract at any time. An Owner may assign this Contract at any time prior to the Maturity
                              Date. No assignment will be binding on us unless it is written in a form acceptable to us and received at the Annuity Service Office. We will not be liable for any payments made or actions we take before the assignment is accepted by us. An absolute assignment by an Owner will revoke the interest of any revocable Beneficiary. We will not be responsible for the validity of any assignment.

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DISCONTINUANCE OF NEW         By giving 30 days prior written notice to the
OWNERS Group Holder, we may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under this Contract. Such limitation or discontinuance shall have no effect on rights or benefits with respect to any Owner's Certificate established prior to the effective date of such limitation of discontinuance.

CLAIMS OF CREDITORS           To the extent permitted by law, no benefits
                              payable under this Contract will be subject to the claims of the Group Holder's, an Owner's, the Beneficiary's or the Annuitant's creditors.

MISSTATEMENT AND PROOF        We may require proof of age, sex or survival of
OF AGE, SEX OR SURVIVAL       any person upon whose age, sex or survival any
                              payments depend. If the age or sex of the Annuitant has been misstated, the benefits will be those which the payment would have provided for the correct age and sex. If we have made incorrect annuity payments, the amount of any underpayment will be paid immediately. The amount of any overpayment will be deducted from future annuity payments.

NON-PARTICIPATING             The Contract is non-participating and will not
                              share in our profits or surplus earnings. We will pay no dividends on the Contract.

REPORTS At least once each year we will send the Group Holder and each Owner a report containing information required by the applicable state law.

CURRENCY AND PLACE OF         All payments made to or by us shall be made in the
PAYMENTS                      lawful currency of the United States of America at
                              the Annuity Service Office or elsewhere if we consent.

NOTICES AND ELECTIONS         To be effective, all notices and elections the
                              Group Holder or an Owner make under this Contract must be in writing, signed by them and received by us at the Annuity Service Office. Unless otherwise provided in this Contract, all notices, requests and elections will be effective when received by us, complete with all necessary information and the signature of the Group Holder and/or the Owner, as appropriate, at the Annuity Service
                              Office.

GOVERNING LAW                 This Contract and all Certificates issued in
                              connection with it will be governed by the laws of the jurisdiction indicated on the Contract
                              Specifications Page.

SECTION 72(s)

                              The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.


PART 3                        OWNERSHIP
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EXERCISE OF CONTRACT          The Contract shall belong to the Group Holder.
RIGHTS All Contract rights and privileges not expressly reserved by the Group Holder, may be exercised by the Owner as to his or her interest. Such rights and privileges can be exercised without the consent of the Beneficiary (subject to the rights of an irrevocably designated beneficiary) or any other person.

CHANGE OF OWNER,              Subject to the rights of an irrevocable
ANNUITANT, BENEFICIARY        Beneficiary, each Owner may change the Owner,
                              Annuitant, or Beneficiary by written request in a form acceptable to us and which is received at the Annuity Service Office. The Annuitant may not be changed after the Maturity Date. The Owner's
                              Certificate need not be sent to us unless we request it. Any change must be approved by us. If approved, any change in Beneficiary will take effect on the date the request is signed. If approved, any change in Owner or Annuitant will take effect on the date we received the request at the Annuity Service Office. We will not be liable for any payments or actions taken before the change is approved.

                              If any Annuitant is changed and any Owner is not an individual, the entire interest in the Contract must be distributed to the Owner within five years of the change.


PART 4                        BENEFITS
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ANNUITY BENEFITS

                              We will pay a monthly income to the Annuitant, if living, on the Maturity Date. Annuity benefits will commence on the Maturity Date and continue for the period of time provided for under the Annuity Option selected.

                              We may pay the higher of Contract Value for an Owner less the Debt and any annual Administration Fee or the amount available upon total withdrawal on the Maturity Date in one lump sum if the monthly income is less than $20.

                              On or before the Maturity Date an Owner must select how the Contract Value will be used to provide the monthly income. Unless indicated otherwise, we will provide a fixed annuity with guaranteed fixed annuity payments continuing for 10 years or the lifetime of the Annuitant, if longer.

                              The portion of the Contract Value adjusted by the Transfer Market Value Adjustment used to effect a fixed annuity will be applied to the appropriate guaranteed fixed annuity payment table contained in this Contract. If the table in use by us on the Maturity Date is more favorable to an Owner, we will use that table. We guarantee the dollar amount of fixed annuity payments.

DEATH BENEFIT BEFORE          A Death Benefit will be determined as of the date
MATURITY DATE                 on which written notice and proof of death and all
                              required claim forms are received at the Company's
                              Annuity Service Office.

                              DEATH OF ANNUITANT: On the death of the last surviving Annuitant, the Owner becomes the new Annuitant, if the Owner is an individual. If any Owner is not an individual the death of any Annuitant is treated as the death of an Owner and the Death Benefit will be determined by substituting the Annuitant for the Owner as described below.

                              DEATH OF OWNER: We will pay the Death Benefit equal to the Contract Value to the Beneficiary if any Owner dies prior to the Maturity Date. If there is any Debt, the Death Benefit equals the amount described above less the Debt under the Certificate. The Death Benefit may be taken in one sum immediately, in which case the Certificate will terminate. If the Death Benefit is not taken in one sum immediately, the Certificate will continue subject to the following provisions:

                              (a) The Beneficiary becomes the Owner.

                              (b) No additional Payments may be applied to the
                                  Certificate by or on behalf of the Owner.

                              (c) If the Beneficiary is not the deceased Owner's
                                  spouse, the entire interest in the Contract must be distributed under one of the following options:

                                  (i) The entire interest in the Contract must
                                      be distributed over the life of the
                                      Beneficiary, or over a period not
                                      extending beyond the life expectancy of
                                      the Beneficiary, with distributions
                                      beginning within one year of the Owner's death; or

                                 (ii) the entire interest in the Contract must
                                      be distributed within 5 years of the
                                      Owner's Death.

                                      If the Beneficiary dies before the
                                      distributions required by (i) or (ii) are complete, the entire remaining Contract Value must be distributed in a lump sum immediately.

                              (d) If the Beneficiary is the deceased Owner's
                                  spouse, the Certificate will continue with the surviving spouse as the new Owner. The surviving spouse may name a new Beneficiary (and, if no Beneficiary is so named, the surviving spouse's estate will be the Beneficiary). Upon the death of the surviving spouse, the Death Benefit will equal the Contract Value at the time of the surviving spouse's death, and the entire interest in the Certificate must be distributed to the new Beneficiary in accordance with the provisions of (c) (i) or (c) (ii) above.

                              If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary.

DEATH BENEFIT ON OR           If annuity payments have been selected based on an
AFTER MATURITY DATE           Annuity Option providing for payments for a
                              guaranteed period, and the Annuitant dies on or after the Maturity Date, we will make the remaining guaranteed payments to the Beneficiary.
                              Any remaining payments will be made as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant and the Beneficiary.

PROOF OF DEATH                Proof of death is required upon the death of the
                              Annuitant or the Owner. Proof of death is one of the following received at the Annuity Service
                              Office:

                              (a) A certified copy of a death certificate.

                              (b) A certified copy of a decree of a court of
                                  competent jurisdiction as to the finding of death.

                              (c) Any other proof satisfactory to us.


PART 5                        PAYMENTS
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GENERAL                       The Payment under this Contract is payable at the
                              Annuity Service Office or such other place as we may designate.

                              The minimum Payment for any Certificate will be $5,000 and must be paid at the time of application. The maximum Payment for any Certificate without prior approval will be $500,000. Payments may not be made subsequent to issue.

                              Following the second Certificate
                              Anniversary and prior to the Maturity Date, if both:

                              (a) the Payment made, less any partial
                                  withdrawals, is less than $2,000; and

                              (b) the higher of the Contract Value for an Owner
                                  or the amount available upon total withdrawal is less than $2,000;

                              We may cancel the Certificate and participation under the Contract and pay the Owner the higher of Contract Value less the Debt and any annual Administration Fee or the amount available upon total withdrawal.

ALLOCATION OF NET PAYMENT     When we receive the Payment, the Net Payment will
                              be allocated to the Initial Guarantee Period as shown on the Certificate Specifications Page.

PART 6                        INVESTMENT PROVISIONS
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GUARANTEE PERIODS             An Owner may allocate the Net Payment into any one
                              of the Initial Guaranteed Periods offered under this Contract.

                              The Initial Guarantee Period and Renewal Guarantee Period are measured from the date either a Net Payment or Renewal Amount is allocated to the guarantee period. Amounts cannot be allocated to a guarantee period that would extend beyond the Maturity Date.

                              During the Initial Guarantee Period, amounts will earn interest, compounded annually, at the Initial Guaranteed Interest Rate.

RENEWALS We will automatically renew the Renewal Amount into the same guarantee period that it is renewing from, unless an Owner specifies otherwise in writing. If a particular Renewal Guarantee Period would extend beyond the Maturity Date, the Renewal Amount may not be renewed in that Renewal Guarantee Period. The Renewal Amount will be applied to the longest Renewal Guarantee Period that does not extend beyond the Maturity Date.

                              During the Renewal Guarantee Period, amounts will earn interest, compounded annually, at the Renewal Guaranteed Interest Rate.

MARKET VALUE ADJUSTMENT       Any amounts withdrawn, loaned or transferred at
FACTOR                        any other date other than the end of either the
                              Initial Guarantee Period or a Renewal Guarantee
                              Period will be adjusted by the Market Value
                              Adjustment Factor described below.

                              The Market Value Adjustment Factor is determined by the following formula:

                                  ((1+i)/(1+j))Exponent(n/12)

                              Where i, j and n are defined as follows:

                              i - The Initial Guaranteed Interest Rate or
                                  Renewal Guaranteed Interest Rate currently being earned.

                              j - The guaranteed interest rate available, on the
                                  date the request is processed, for a guarantee period with the same length as the period remaining in the Initial Guarantee Period or Renewal Guarantee Period. If a guarantee period of this length is not available, the guarantee period with the next highest duration which is maintained by the Company will be chosen.

                              n - The number of complete months remaining to the
                                  end of the Initial Guarantee Period or Renewal Guarantee Period.

                              The amount of Market Value Adjustment, if any, upon transfer or loan is specified in Part 8, Transfer Provisions, and upon withdrawal as specified in Part 9, Withdrawal Provisions.

PART 7                        ANNUITY PROVISIONS
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FIXED ANNUITY PAYMENTS        The amount of each fixed annuity payment is
                              determined by applying the portion of the Contract Value adjusted by the Transfer Market Value Adjustment used to effect such payments measured as of a date not more than 10 business days prior to the Maturity Date (minus any applicable premium taxes) to the appropriate table contained in this Contract. If the table in use by us on the Maturity Date is more favorable to the Owner, we will use that table. We guarantee the dollar amount of fixed annuity payments.


PART 8                        TRANSFERS
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TRANSFERS                     Before the Maturity Date an Owner may transfer the
                              entire Contract Value to a different guarantee period then being offered by the Company. There is no transaction charge for transfers, however, Contract Value transferred prior to the end of a guaranteed period will be subject to a Transfer Market Value Adjustment.

                              The maximum number of transfers an Owner may make per Certificate Year is one.

                              An Owner must transfer the entire Contract Value each time the Owner makes a transfer. In addition, the entire amount must be transferred into one guarantee period.

TRANSFER MARKET VALUE         Amounts transferred, including transfers to the
ADJUSTMENT                    Loan Account pursuant to a loan request, will be
                              subject to a Market Value Adjustment. The amount requested to be transferred will be multiplied by the Market Value Adjustment Factor to determine the actual transferred amount.


PART 9                        WITHDRAWAL PROVISIONS
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PAYMENT OF WITHDRAWALS        An Owner may withdraw part or all of the Contract
                              Value, less any Debt, at any time before the earlier of the Owner's death or the Maturity Date, by sending us a written request. We will pay all withdrawals within seven days of receipt at the Annuity Service Office subject to postponement in certain circumstances, as specified below.

SUSPENSION OF PAYMENTS        We may defer the payment resulting from a request
                              for total or partial withdrawal for not more than six months, or for the period permitted by applicable state law if shorter, from the day we receive written request and the Certificate, if required. If such payments are deferred 30 days or more, the amount deferred will earn interest at a rate not less than 3% per year or at a rate determined by applicable state law.

TOTAL WITHDRAWAL              Upon receipt of an Owner's request to withdraw all
                              of the Owner's Contract Value, we will terminate the Certificate and pay the Owner the following amount:

                                  C + [ ( A - B - C) x D ] , where:

                                A = the Gross Withdrawal Value reduced by any
                                    applicable annual Administration Fee;

                                B = the Withdrawal Charge;

                                C = the Free Withdrawal Amount;

                                D = the Market Value Adjustment Factor.

                              The above amount will be adjusted to reflect any amount in the Loan Account and any Debt in accordance with the Qualified Plan Endorsement, if attached.

PARTIAL WITHDRAWAL            Partial withdrawals will use the formula specified
                              in Part 9 Total Withdrawal above and the Gross
                              Withdrawal Value to determine the amount payable to you. Partial withdrawals will be subject to Market Value Adjustments and possible withdrawal charges. We will deduct the Gross Withdrawal Value from the Contract Value. The Gross Withdrawal
                              Value may not exceed the Contract Value.

WITHDRAWAL CHARGE             If a withdrawal is made from the Contract by the
                              Owner before the Maturity Date, a Withdrawal
                              Charge (contingent deferred sales charge) may be assessed during the first 7 Certificate Years. No
                              Withdrawal Charge will be applied after the 7th
                              Certificate Year. The amount of the Withdrawal
                              Charge and when it is assessed are discussed below:

                              1. The Free Withdrawal Amount is defined the
                                 excess of (a) over (b), where:

                                   (a) equals the Free Withdrawal Percentage as
                                       set forth on the Contract Specification
                                       Page multiplied by the Payment made by
                                       or on behalf of the Owner,

                                   (b) equals the sum of of all prior partial
                                       withdrawals, in that Certificate Year.

                              The Free Withdrawal Amount may be withdrawn free of a Withdrawal Charge and is not subject to a Market Value Adjustment.

                              2. If a withdrawal is made at the end of the
                                 Initial Guarantee Period, no withdrawal charge will be applied provided such withdrawal occurs on or after the end of the third Certificate Year. If a withdrawal is made at the end of any other guarantee period, no withdrawal charge will be applied provided such withdrawal occurs on or after the end of the fifth Certificate Year. A request for withdrawal at the end of a guarantee period must be received in writing during the 30 day period preceding the end of that guarantee period.

                              3. The Withdrawal Charge is determined by
                                 multiplying the Gross Withdrawal Value less any annual Administration Fee and Free Withdrawal Amount by the applicable Withdrawal Charge Percentage obtained from the Contract Specifications Page.

WITHDRAWAL MARKET VALUE       Amounts withdrawn will be subject to a Market
ADJUSTMENT                    Value Adjustment. The Market Value Adjustment will
                              be determined in accordance with the formula specified in Part 9 Total Withdrawal above.

                              There will be no Market Value Adjustment on withdrawals in the following situations: (a) death of the Owner, (b) amounts withdrawn within one month prior to the end of the guarantee period, and (c) the Free Withdrawal Amount.

FREQUENCY AND AMOUNT OF       An Owner may make as many partial withdrawals as
PARTIAL WITHDRAWAL            desired. Any withdrawal from the Certificate must
                              be at least $300 or the entire balance of the Contract Value if less. If a partial withdrawal would reduce the Contract Value to less than $300, then we will treat the partial withdrawal request as a total withdrawal of the Contract Value.

PART 10                       FEES AND DEDUCTIONS
- --------------------------------------------------------------------------------

ADMINISTRATION FEE            To compensate us for assuming certain
                              administrative expenses, we reserve the right to charge an annual Administration Fee. This
                              Administration Fee will be the amount listed on the Contract Specifications Page. Prior to the
                              Maturity Date, the Administration Fee is deducted on the last day of each Certificate Year. If the Certificate is surrendered for its Contract Value on any date other than the last day of any Certificate Year, we will deduct the full amount of the Administration Fee from the amount paid.

TAXES We reserve the right to charge certain taxes against the Payment for an Owner (either at the time of payment or liquidation), Contract Value of an Owner, payment of Death Benefit or annuity payments, as appropriate. Such taxes may include any premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine to have resulted from the establishment or maintenance of the Separate Account, or from the receipt by us of Payments, or from the issuance of this Contract and an Owner's Certificate, or from the commencement or continuance of annuity payments under this Contract.


PART 11                       LOAN PROVISION (CERTAIN QUALIFIED CONTRACTS ONLY)
- --------------------------------------------------------------------------------

GENERAL This loan provision applies only to certain Qualified Contracts and Certificates. All provisions and terms of a loan are included in the Qualified Plan Endorsement, if attached.


PART 12                       PAYMENT OF CONTRACT BENEFITS
- --------------------------------------------------------------------------------

GENERAL Benefits payable under this Contract may be applied in accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code section 72(s).

ALTERNATE ANNUITY OPTIONS     Instead of settlement in accordance with the
                              Annuity Options described below, an Owner may choose an alternate form of settlement acceptable to us.

DESCRIPTION OF ANNUITY        Option 1: Life Annuity
OPTIONS

                              (a) Life Non-Refund. We will make payments during
                                  the lifetime of the Annuitant. No payments are due after the death of the Annuitant.

                              (b) Life 10-Year Certain. We will make payments
                                  for 10 years and after that during the
                                  lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period certain.

                              Option 2: Joint and Survivor Life Annuity

                              The second Annuitant named shall be referred to as the Co-Annuitant.

                              (a) Joint and Survivor Non-Refund. We will make
                                  payments during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the last survivor of the Annuitant and Co-Annuitant.

                             (b) Joint and Survivor with 10-Year Certain. We will make payments for 10 years and after that during the joint lifetime of the Annuitant and Co- Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the survivor of the Annuitant and Co-Annuitant or, if later, the end of the 10-year period certain.

ANNUITY PAYMENT RATES        The annuity payment rates on the attached tables
                             show, for each $1,000 applied, the dollar amount of the monthly fixed annuity payment. These rates are based on the 1983 Table A projected at Scale G with interest at the guaranteed rate of 3% per annum and assume births in year 1942. The amount of each annuity payment will depend upon the sex and adjusted age of the Annuitant, the Co-Annuitant, if any, or other payee. The adjusted age is determined from the actual age nearest birthday at the time the first monthly annuity payment is due, as follows:

                                Calendar       Adjustment       Calendar       Adjustment
                             Year of Birth   to Actual Age   Year of Birth   to Actual Age
                             -------------   -------------   -------------   -------------
                               1899-1905           +6          1946-1951           -1
                               1906-1911           +5          1952-1958           -2
                               1912-1918           +4          1959-1965           -3
                               1919-1925           +3          1966-1972           -4
                               1926-1932           +2          1973-1979           -5
                               1933-1938           +1          1980-1986           -6
                               1939-1945           +0            1987+             -7

                             The dollar amount of annuity payment for any age or combination of ages not shown, for any other form of Annuity Option agreed to by us, or for payments made on a less frequent basis (quarterly, semiannual or annual) will be quoted on request.

                            AMOUNT OF MONTHLY PAYMENT

                           PER $1000 OF CONTRACT VALUE

                             OPTION 1: LIFE ANNUITY

Option 1(A):  Non-Refund                    Option 1(B): 10-Year Certain
- -------------------------------------       ------------------------------------
Adjusted Age                                Adjusted Age
of Annuitant        Male       Female       of Annuitant       Male       Female
- -------------------------------------       ------------------------------------

     55             4.23        3.83             55            4.19        3.82
     60             4.64        4.15             60            4.57        4.12
     65             5.20        4.57             65            5.05        4.51
     70             5.94        5.13             70            5.65        5.02
     75             6.91        5.91             75            6.35        5.67
     80             8.21        6.98             80            7.13        6.45
     85             9.94        8.47             85            7.90        7.29



                    OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY

Option 2(A): Non-Refund

                               Age of Co-Annuitant
- --------------------------------------------------------------------------------
Adjusted
Age of Male        10 Years      5 Years       Same        5 Years      10 Years
Annuitant          Younger       Younger       Age         Older        Older
- --------------------------------------------------------------------------------

55                 3.24          3.38          3.53        3.69         3.83
60                 3.40          3.58          3.78        3.98         4.16
65                 3.61          3.85          4.10        4.36         4.61
70                 3.88          4.19          4.53        4.88         5.20
75                 4.23          4.64          5.10        5.57         6.00
80                 4.70          5.26          5.88        6.51         7.06
85                 5.34          6.09          6.94        7.76         8.43



Option 2(B): 10 Year Certain

                               Age of Co-Annuitant
- --------------------------------------------------------------------------------
Adjusted
Age of Male        10 Years      5 Years       Same        5 Years      10 Years
Annuitant          Younger       Younger       Age         Older        Older
- --------------------------------------------------------------------------------

55                 3.24          3.38          3.53        3.69         3.83
60                 3.40          3.58          3.78        3.98         4.16
65                 3.61          3.85          4.10        4.36         4.59
70                 3.88          4.18          4.52        4.86         5.16
75                 4.23          4.63          5.07        5.50         5.86
80                 4.68          5.21          5.78        6.30         6.69
85                 5.27          5.95          6.62        7.18         7.56
- --------------------------------------------------------------------------------

Monthly installments for ages not shown will be furnished on request.

                       This page left intentionally blank.

- --------------------------------------------------------------------------------
NORTH AMERICAN
SECURITY LIFE INSURANCE COMPANY

A stock life insurance company the ultimate parent of which is The Manufacturers Life Insurance Company
- --------------------------------------------------------------------------------

                                              [NORTH AMERICAN CONTINENT GRAPHIC]

NORTH AMERICAN
SECURITY LIFE INSURANCE COMPANY

A stock life insurance company the ultimate parent of which is The Manufacturers Life Insurance Company
- --------------------------------------------------------------------------------

  EXECUTIVE OFFICE:          ANNUITY SERVICE OFFICE:             HOME OFFICE
116 Huntington Avenue           P.O. Box 9230 GMF              Dover, Delaware
   Boston, MA 02116           Boston, MA 02205-9230
                                  1-800-344-1029

This is a Certificate which evidences the interest of the Owner named in the Certificate Specifications Page in the Deferred Fixed Group Annuity Contract issued by North American Security Life Insurance Company.

North American Security Life Insurance Company will pay an annuity commencing on the Maturity Date to the Annuitant, if then living, in accordance with the Benefits and the Payment of Contract Benefits provisions. If the Owner dies while the Contract is in effect and the Owner's Certificate is in force and before the Maturity Date, the Company will pay a Death Benefit to the Beneficiary upon receipt of all required claim forms and proof of death of the Owner at the Annuity Service Office.

The Contract is the legal contract. This Certificate is merely a summary of the rights, duties and benefits of that Contract. A copy of the Contract may be obtained by requesting it in writing from us at our Annuity Service Office. If there is any conflict, the Contract is the controlling document.

All payments under this Certificate will be made to the persons and in the manner set forth in the Contract.

                             TEN DAY RIGHT TO REVIEW

THE OWNER MAY CANCEL THE CERTIFICATE BY RETURNING IT TO OUR ANNUITY SERVICE OFFICE OR AGENT AT ANY TIME WITHIN 10 DAYS AFTER RECEIPT OF THE CERTIFICATE. WITHIN 7 DAYS OF RECEIPT OF THE CERTIFICATE BY US, WE WILL REFUND THE PAYMENT MADE TO THE OWNER.

WHEN THE CERTIFICATE IS ISSUED AS AN INDIVIDUAL RETIREMENT ANNUITY, DURING THE FIRST 7 DAYS OF THIS 10 DAY PERIOD, WE WILL RETURN THE GREATER OF (i) THE CONTRACT VALUE OF (ii) THE PAYMENT.


         SIGNED FOR THE COMPANY at its Executive Office, Boston, Massachusetts, on the Date of Coverage.

                RICHARD HIRTLE                WILLIAM J. ATHERTON
                VICE PRESIDENT                     PRESIDENT

                      SINGLE PAYMENT DEFERRED FIXED ANNUITY
                                NON-PARTICIPATING

 AMOUNTS PAYABLE UNDER THE CONTRACT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT
             PRIOR TO A DATE OR DATES SPECIFIED IN THIS CERTIFICATE.

INTRODUCTION

This certificate evidences the interest of the Owner in the deferred fixed group annuity contract. This Contract provides that prior to the Maturity Date of this Certificate, the Contract Value for an Owner will accumulate based on interest rates guaranteed by the Company for the period selected. Amounts withdrawn prior to the end of the selected period are subject to a market value adjustment and possible withdrawal charges which could reduce the withdrawal amount below original payment.

You must allocate the Payment to one Initial Guarantee Period.

On the Maturity Date, if the Annuitant and Owner are still living, the Contract will provide for annuity payments to the Annuitant based upon the Annuity Option selected. Fixed annuity dollar amounts are guaranteed by the Company.

TABLE OF CONTENTS
- --------------------------------------------------------------------------------

Certificate Specifications Page                                    Page

PART  1 - DEFINITIONS                                                1

PART  2 - GENERAL PROVISIONS                                         3

PART  3 - OWNERSHIP                                                  4

PART  4 - BENEFITS                                                   4

PART  5 - PAYMENTS                                                   6

PART 6 - INVESTMENT PROVISIONS                                       6

PART 7 - ANNUITY PROVISIONS                                          7

PART 8  - TRANSFERS                                                  7

PART 9  - WITHDRAWAL PROVISIONS                                      8

PART 10 - FEES AND DEDUCTIONS                                        9

PART 11 - LOAN PROVISION                                             9

PART 12 - PAYMENT OF CONTRACT BENEFITS                              10

                         CERTIFICATE SPECIFICATIONS PAGE


GROUP HOLDER:        [SECURITY LIFE TRUST]

TYPE OF CONTRACT:              [QUALIFIED]   PLAN TYPE:                   [403B]

CERTIFICATE DATE:             [01/07/1994]   MATURITY DATE:         [01/07/2044]

PAYMENT:                     [$ 10,000.00]   CERTIFICATE NUMBER:     [000000001]

GOVERNING LAW:          [APPLICABLE STATE]   ADMINISTRATION FEE:            [$0]

INITIAL GUARANTEED                 [5.05%]   INITIAL GUARANTEE         [5 YEARS]
INTEREST RATE:                               PERIOD:

FREE WITHDRAWAL                   [10.00%]   INITIAL GUARANTEE      [01/07/1999]
PERCENTAGE:                                  PERIOD EXPIRES:


NUMBER OF COMPLETE                   WITHDRAWAL CHARGE
 CERTIFICATE YEARS                      PERCENTAGE

        [0]                                [7]%
        [1]                                [6]%
        [2]                                [5]%
        [3]                                [4]%
        [4]                                [3]%
        [5]                                [2]%
        [6]                                [1]%
       [7+]                                [0]%

THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL AND THIS LANGUAGE IS NOT SUBJECT TO APPROVAL OR DISAPPROVAL BY THE STATE IN WHICH THE CONTRACT IS ISSUED FOR DELIVERY. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.


OWNER:                       JOHN DOE            CO-OWNER:

ANNUITANT:                   JOHN DOE            ANNUITANT AGE:               35

CO-ANNUITANT:                                    BENEFICIARY:           JANE DOE

                         CERTIFICATE SPECIFICATIONS PAGE

GROUP HOLDER:       [SECURITY LIFE TRUST]

TYPE OF CONTRACT:         [NON-QUALIFIED]   PLAN TYPE:

CERTIFICATE DATE:            [01/07/1994]   MATURITY DATE:         [01/07/2044]

PAYMENT:                    [$ 10,000.00]   CERTIFICATE NUMBER:     [000000001]

GOVERNING LAW:         [APPLICABLE STATE]   ADMINISTRATION FEE:            [$0]

INITIAL GUARANTEED                [5.05%]   INITIAL GUARANTEE         [5 YEARS]
INTEREST RATE:                              PERIOD:

FREE WITHDRAWAL                  [10.00%]   INITIAL GUARANTEE      [01/07/1999]
PERCENTAGE:                                 PERIOD EXPIRES:

NUMBER OF COMPLETE                   WITHDRAWAL CHARGE
 CERTIFICATE YEARS                      PERCENTAGE

        [0]                                [7]%
        [1]                                [6]%
        [2]                                [5]%
        [3]                                [4]%
        [4]                                [3]%
        [5]                                [2]%
        [6]                                [1]%
       [7+]                                [0]%

OWNER:                    JOHN DOE               CO-OWNER:

ANNUITANT:                JOHN DOE               ANNUITANT AGE:               35

CO-ANNUITANT:                                    BENEFICIARY:           JANE DOE

PART 1                       DEFINITIONS
- --------------------------------------------------------------------------------

WE AND YOU                   "We", "us" and "our" means North American Security
                             Life Insurance Company. "You" or "your" means the
                             Owner of this Certificate.

ANNUITANT                    Any individual person or persons whose life is used
                             to determine the duration of annuity payments involving life contingencies. The Annuitant is as designated on the Certificate Specifications Page and Application, unless changed.

ANNUITY OPTION               The method selected by you for annuity payments
                             made by us.

ANNUITY SERVICE OFFICE       Any office designated by us for the receipt of
                             Payments and processing of Group Holder and Owner requests.

APPLICATION                  The document signed by the Owner that serves as his
                             or her application for participation under this Contract, a copy of which is attached to the Certificate.

BENEFICIARY                  The person, persons or entity to whom certain
                             benefits are payable following the death of an Owner, or in certain circumstances, an Annuitant.

CERTIFICATE                  The document for each Owner which summarizes the
                             rights and benefits of the Owner under the Contract.

CERTIFICATE ANNIVERSARY      The anniversary of the Certificate Date.

CERTIFICATE DATE             The date of issue of a Certificate under this
                             Contract as specified on the Certificate
                             Specifications Page.

CERTIFICATE YEAR             The period of twelve consecutive months beginning
                             on the Certificate Date or any anniversary thereafter.

CONTINGENT BENEFICIARY       The person, persons or entity who becomes the
                             Beneficiary if the Beneficiary is not alive.

CONTRACT APPLICATION         The document signed by the Group Holder that
                             evidences the Group Holder's application for this Contract.

CONTRACT DATE                The date of issue of this Contract as specified on
                             the Contract Specifications Page.

CONTRACT VALUE               The sum of the Net Payment and accrued interest,
                             less the sum of any Gross Withdrawal Values and any annual Administration Fees deducted, adjusted for any Transfer Market Value Adjustments, attributable to that Owner.

DEBT Any amounts in the Loan Account attributable to an Owner plus any accrued loan interest. The loan provision is applicable to certain Qualified Contracts only.

FIXED ACCOUNT                The NASL Fixed Account, which is a Separate Account
                             of the North American Security Life Insurance
                             Company.

GENERAL ACCOUNT              All the assets of North American Security Life
                             Insurance Company other than assets in separate accounts.

GROSS WITHDRAWAL VALUE       The portion of the Contract Value specified by you
                             for a full or partial withdrawal. Such amount is determined prior to the application of any withdrawal charge, annual Administration Fee and Market Value Adjustment.

GROUP HOLDER                 The person, persons or entity entitled to the
                             ownership rights under this Contract. The Group
                             Holder is as designated on the Contract
                             Specifications Page and the Contract Application.

INITIAL GUARANTEE PERIOD     The period of time during which the Initial
                             Guaranteed Interest Rate is in effect.

INITIAL GUARANTEED INTEREST  The compound annual rate used to determine the
RATE interest earned on the Net Payment during the Initial Guarantee Period.

INTERNAL REVENUE CODE        The Internal Revenue Code of 1986, as amended from
(IRC)                        time to time, and any successor statute of
                             similar purposes.

LOAN ACCOUNT                 The portion of the General Account that is used for
                             collateral when a loan is taken.

MARKET VALUE ADJUSTMENT      An adjustment to amounts that are withdrawn or
                             transferred prior to the end of the Initial
                             Guarantee Period or Renewal Guarantee Period. It may increase or decrease the amount available for transfer, loan or withdrawal.

MATURITY DATE                The date on which annuity benefits commence. It is
                             the date specified on the Certificate
                             Specifications Page, unless changed.

NET PAYMENT                  The Payment less the amount of premium tax, if any,
                             deducted from the Payment.

NON-QUALIFIED CONTRACTS      Contracts which are not issued under Qualified
                             Plans.

OWNER The person, persons or entity named in each Certificate. The Owner is as designated on the Certificate Specifications Page and Application, unless changed.

PAYMENT An amount paid to us by you as consideration for the benefits provided by this Contract.

QUALIFIED CONTRACTS          Contracts issued under Qualified Plans.

QUALIFIED PLANS              Retirement plans which receive favorable tax
                             treatment under section 401, 403, 408 or 457, of the Internal Revenue Code of 1986, as amended.

RENEWAL AMOUNT               The Contract Value as of the end of the Initial
                             Guarantee Period or at the end of a Renewal
                             Guarantee Period.

RENEWAL GUARANTEE PERIOD     The period of time during which a Renewal
                             Guaranteed Interest Rate is in effect.

RENEWAL GUARANTEED           The compound annual rate used to determine the
INTEREST RATE                interest earned on a Renewal Amount during a
                             Renewal Guarantee Period. In no event shall this rate be less than 3%.

SEPARATE ACCOUNT             A segregated account of North American Security
                             Life Insurance Company that is not commingled with our general assets and obligations.

PART 2                       GENERAL PROVISIONS
- --------------------------------------------------------------------------------

ENTIRE CONTRACT              The Contract, Contract Endorsements, if any, the
                             Contract Application, and the Application, if one is attached to this Certificate, constitute the entire contract. Only the President, a Vice-President or the Secretary of the Company has authority to agree on our behalf to any alteration of the Contract or any Certificate, or to any waiver of our rights or requirements. The change or waiver must be in writing.

                             The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which this Contract is issued. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which this Contract is issued, if required by law.

MODIFICATION                 We will not change or modify this Certificate
                             without the consent of the Owner except as may be required to make it conform to any applicable law or regulation or any ruling issued by a government agency.

TEN DAY RIGHT TO REVIEW      If not satisfied with the Certificate, an Owner
                             may, within 10 days after receipt of his or her Certificate, return it by delivering or mailing it to the Annuity Service Office or our agent, and it shall be deemed void from the beginning. Within 7 days of receipt of the Certificate by us, we will pay the Owner's Payment to the Owner. When the Certificate is issued as an individual retirement annuity, during the first 7 days of this 10 day period, we will return the greater of (i) the Contract Value or (ii) the Payment.

BENEFICIARY                  The Beneficiary is as designated in the Certificate
                             Specifications Page and Application, unless changed. However, if there is a surviving Owner, that person will be treated as the Beneficiary. If no such Beneficiary is living, the Beneficiary is the "Contingent Beneficiary". If no Beneficiary or
                             Contingent Beneficiary is living, the Beneficiary is the estate of the deceased Owner.

CHANGE OF MATURITY DATE      Prior to the Maturity Date, you may request in
                             writing a change of the Maturity Date. Any extension of the Maturity Date will be subject to our prior approval and any Governing Law regulations.

ASSIGNMENT                   You may assign your interest in this Contract at
                             any time prior to the Maturity Date. No assignment will be binding on us unless it is written in a form acceptable to us and received at the Annuity
                             Service Office. We will not be liable for any payments made or actions we take before the assignment is accepted by us. An absolute assignment will revoke the interest of any revocable Beneficiary. We will not be responsible for the validity of any assignment.

DISCONTINUANCE OF NEW        By giving 30 days prior written notice to the Group
OWNERS                       Holder, we may limit or discontinue the acceptance
                             of new Applications and the issuance of new
                             Certificates under this Contract. Such limitation or discontinuance shall have no effect on rights or benefits with respect to any Owner's Certificate established prior to the effective date of such limitation of discontinuance.

CLAIMS OF CREDITORS          To the extent permitted by law, no benefits payable
                             under this Contract will be subject to the claims of your, the Beneficiary's or the Annuitant's creditors.

MISSTATEMENT AND PROOF       We may require proof of age, sex or survival of any
OF AGE, SEX OR SURVIVAL      person upon whose age, sex or survival any payments
                             depend. If the age or sex of the Annuitant has been misstated, the benefits will be those which the payment would have provided for the correct age and sex. If we have made incorrect annuity payments, the amount of any underpayment will be paid immediately. The amount of any overpayment will be deducted from future annuity payments.

NON-PARTICIPATING            The Contract is non-participating and will not
                             share in our profits or surplus earnings. We will pay no dividends on the Contract.

REPORTS At least once each year we will send you a report containing information required by the applicable state law.

CURRENCY AND PLACE OF        All payments made to or by us shall be made in the
PAYMENTS                     lawful currency of the United States of America at
                             the Annuity Service Office or elsewhere if we consent.

NOTICES AND ELECTIONS        To be effective, all notices and elections you make
                             under this Contract must be in writing, signed by you and received by us at the Annuity Service
                             Office. Un- less otherwise provided in this Contract, all notices, requests and elections will be effective when received by us, complete with all necessary information and your signature, at the Annuity Service Office.

GOVERNING LAW                The Contract and all Certificates issued in
                             connection with it will be governed by the laws of the jurisdiction indicated on the Contract
                             Specifications Page.

SECTION 72(s) The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.


PART 3                       OWNERSHIP
- --------------------------------------------------------------------------------

EXERCISE OF CONTRACT         The Contract shall belong to the Group Holder. All
RIGHTS                       Contract rights and privileges not expressly
                             reserved by the Group Holder, may be exercised by the Owner as to his or her interest. Such rights and privileges can be exercised without the consent of the Beneficiary (subject to the rights of an irrevocably designated beneficiary) or any other person.

CHANGE OF OWNER,             Subject to the rights of an irrevocable
ANNUITANT, BENEFICIARY       Beneficiary, you may change the Owner, Annuitant,
                             or Beneficiary by written request in a form acceptable to us and which is received at the Annuity Service Office. The Annuitant may not be changed after the Maturity Date. You need not send us the Certificate unless we request it. Any change must be approved by us. If approved, any change in Beneficiary will take effect on the date you signed the request. If approved, any change in Owner or Annuitant will take effect on the date we received the request at the Annuity Service Office. We will not be liable for any payments or actions taken before the change is approved.

                             If any Annuitant is changed and any Owner is not an individual, the entire interest in the Contract must be distributed to the Owner within five years of the change.


PART 4                       BENEFITS
- --------------------------------------------------------------------------------

ANNUITY BENEFITS             We will pay a monthly income to the Annuitant, if
                             living, on the Maturity Date. Annuity benefits will commence on the Maturity Date and continue for the period of time provided for under the Annuity
                             Option selected.

                             We may pay the higher of Contract Value less the Debt and any annual Administration Fee or the amount available upon total withdrawal on the Maturity Date in one lump sum if the monthly income is less than $20.

                             On or before the Maturity Date you must select how the Contract Value will be used to provide the monthly income. Unless you indicate otherwise, we will provide a fixed annuity with guaranteed fixed annuity payments continuing for 10 years or the lifetime of the Annuitant, if longer.

                             The portion of the Contract Value adjusted by the Transfer Market Value Adjustment used to effect a fixed annuity will be applied to the appropriate guaranteed fixed annuity payment table contained in this Certificate. If the table in use by us on the Maturity Date is more favorable to you, we will use that table. We guarantee the dollar amount of fixed annuity payments.

DEATH BENEFIT BEFORE         A Death Benefit will be determined as of the date
MATURITY DATE                on which written notice and proof of death and all
                             required claim forms are received at the Company's
                             Annuity Service Office.

                             DEATH OF ANNUITANT: On the death of the last surviving Annuitant, the Owner becomes the new Annuitant, if the Owner is an individual. If any Owner is not an individual the death of any Annuitant is treated as the death of an Owner and the Death Benefit will be determined by substituting the Annuitant for the Owner as described below.

                             DEATH OF OWNER: We will pay the Death Benefit equal to the Contract Value to the Beneficiary if any Owner dies prior to the Maturity Date. If there is any Debt, the Death Benefit equals the amount described above less the Debt under the Certificate. The Death Benefit may be taken in one sum immediately, in which case the Certificate will terminate. If the Death Benefit is not taken in one sum immediately, the Certificate will continue subject to the following provisions:

                             (a)   The Beneficiary becomes the Owner.

                             (b) No additional Payments may be applied to the Certificate.

                             (c)   If the Beneficiary is not the deceased
                                   Owner's spouse, the entire interest in the Contract must be distributed under one of the following options:

                                   (i)    The entire interest in the Contract
                                          must be distributed over the life of
                                          the Beneficiary, or over a period not
                                          extending beyond the life expectancy
                                          of the Beneficiary, with distributions
                                          beginning within one year of the
                                          Owner's death; or


                                   (ii)   the entire interest in the Contract
                                          must be distributed within 5 years of
                                          the Owner's Death.

                                   If the Beneficiary dies before the
                                   distributions required by (i) or (ii) are complete, the entire remaining Contract Value must be distributed in a lump sum immediately.

                             (d) If the Beneficiary is the deceased Owner's spouse, the Certificate will continue with the surviving spouse as the new Owner. The surviving spouse may name a new Beneficiary (and, if no Beneficiary is so named, the surviving spouse's estate will be the Beneficiary). Upon the death of the surviving spouse, the Death Benefit will equal the Contract Value at the time of the surviving spouse's death, and the entire interest in the Certificate must be distributed to the new Beneficiary in accordance with the provisions of (c) (i) or (c) (ii) above.

                             If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary.

DEATH BENEFIT ON OR          If annuity payments have been selected based on an
AFTER MATURITY DATE          Annuity Option providing for payments for a
                             guaranteed period, and the Annuitant dies on or after the Maturity Date, we will make the remaining guaranteed payments to the Beneficiary. Any remaining payments will be made as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant and the Beneficiary.

PROOF OF DEATH               Proof of death is required upon the death of the
                             Annuitant or the Owner. Proof of death is one of the following received at the Annuity Service
                             Office:

                             (a)   A certified copy of a death certificate.

                             (b) A certified copy of a decree of a court of competent jurisdiction as to the finding of death.

                             (c)   Any other proof satisfactory to us.


PART 5                       PAYMENTS
- --------------------------------------------------------------------------------

GENERAL The Payment under this Certificate is payable at the Annuity Service Office or such other place as we may designate.

                             The minimum Payment for any Certificate will be $5,000 and must be paid at the time of application. The maximum Payment for any Certificate without prior approval will be $500,000. Payments may not be made subsequent to issue.

                             Following the second Certificate Anniversary and prior to the Maturity Date, if both:

                             (a)   the Payment made, less any partial
                                   withdrawals, is less than $2,000; and

                             (b) the higher of the Contract Value or the amount available upon total withdrawal is less than $2,000;

                             We may cancel the Certificate and participation under the Contract and pay you the higher of Contract Value less the Debt and any annual Administration Fee or the amount available upon total withdrawal.

ALLOCATION OF NET PAYMENT    When we receive the Payment, the Net Payment will
                             be allocated to the Initial Guarantee Period as shown on the Certificate Specifications Page.


PART 6                       INVESTMENT PROVISIONS
- --------------------------------------------------------------------------------

GUARANTEE PERIODS            You may allocate the Net Payment into any one of
                             the Initial Guaranteed Periods offered under the Contract.

                             The Initial Guarantee Period and Renewal Guarantee Period are measured from the date either a Net Payment or Renewal Amount is allocated to the guarantee period. Amounts cannot be allocated to a guarantee period that would extend beyond the Maturity Date.

                             During the Initial Guarantee Period, amounts will earn interest, compounded annually, at the Initial Guaranteed Interest Rate.

RENEWALS We will automatically renew the Renewal Amount into the same guarantee period that it is renewing from, unless you specify otherwise in \ writing. If a particular Renewal Guarantee Period would extend beyond the Maturity Date, the Renewal Amount may not be renewed in that Renewal Guarantee Period. The Renewal Amount will be applied to the longest Renewal Guarantee Period that does not extend beyond the Maturity Date.

                             During the Renewal Guarantee Period, amounts will earn interest, compounded annually, at the Renewal Guaranteed Interest Rate.

MARKET VALUE ADJUSTMENT      Any amounts withdrawn, loaned or transferred at any
FACTOR                       other date other than the end of either the Initial
                             Guarantee Period or a Renewal Guarantee Period will be adjusted by the Market Value Adjustment Factor described below.

                             The Market Value Adjustment Factor is determined by the following formula:

                                       ((1+i)/(1+j)) exponent (n/12)

                             Where i, j and n are defined as follows:

                             i - The Initial Guaranteed Interest Rate or Renewal
                                 Guaranteed Interest Rate currently being earned.

                             j - The guaranteed interest rate available, on the
                                 date the request is processed, for a guarantee period with the same length as the period remaining in the Initial Guarantee Period or Renewal Guarantee Period. If a guarantee period of this length is not available, the guarantee period with the next highest duration which is maintained by the Company will be chosen.

                             n - The number of complete months remaining to the
                                 end of the Initial Guarantee Period or Renewal Guarantee Period.

                             The amount of Market Value Adjustment, if any, upon transfer or loan is specified in Part 8, Transfer Provisions, and upon withdrawal as specified in
                             Part 9, Withdrawal Provisions.


PART 7                       ANNUITY PROVISIONS
- --------------------------------------------------------------------------------

FIXED ANNUITY PAYMENTS       The amount of each fixed annuity payment is
                             determined by applying the portion of the Contract
                             Value adjusted by the Transfer Market Value
                             Adjustment used to effect such payments measured as of a date not more than 10 business days prior to the Maturity Date (minus any applicable premium taxes) to the appropriate table contained in this Certificate. If the table in use by us on the Maturity Date is more favorable to you, we will use that table. We guarantee the dollar amount of fixed annuity payments.


PART 8                       TRANSFERS
- --------------------------------------------------------------------------------

TRANSFERS                    Before the Maturity Date you may transfer the
                             entire Contract Value to a different guarantee period then being offered by the Company. There is no transaction charge for transfers, however, Contract Value transferred prior to the end of a guaranteed period will be subject to a Transfer
                             Market Value Adjustment.

                             The maximum number of transfers you may make per Certificate Year is one.

                             You must transfer the entire Contract Value each time you make a transfer. In addition, the entire amount must be transferred into one guarantee period.

TRANSFER MARKET VALUE        Amounts transferred, including transfers to the
ADJUSTMENT                   Loan Account pursuant to a loan request, will be
                             subject to a Market Value Adjustment. The amount requested to be transferred will be multiplied by the Market Value Adjustment Factor to determine the actual transferred amount.


PART 9                       WITHDRAWAL PROVISIONS
- --------------------------------------------------------------------------------

PAYMENT OF WITHDRAWALS       You may withdraw part or all of the Contract Value,
                             less any Debt, at any time before the earlier of your death or the Maturity Date, by sending us a written request. We will pay all withdrawals within seven days of receipt at the Annuity Service Office subject to postponement in certain circumstances, as specified below.

SUSPENSION OF PAYMENTS       We may defer the payment resulting from a request
                             for total or partial withdrawal for not more than six months, or for the period permitted by applicable state law if shorter, from the day we receive written request and the Certificate, if required. If such payments are deferred 30 days or more, the amount deferred will earn interest at a rate not less than 3% per year or at a rate determined by applicable state law.

TOTAL WITHDRAWAL             Upon receipt of your request to withdraw all of
                             your Contract Value, we will terminate the Certificate and pay you the following amount:

                                   C + [ ( A - B - C) x D ] , where:

                               A = the Gross Withdrawal Value reduced by any
                                   applicable annual Administration Fee;

                               B = the Withdrawal Charge;

                               C = the Free Withdrawal Amount;

                               D = the Market Value Adjustment Factor.

                             The above amount will be adjusted to reflect any amount in the Loan Account and any Debt in accordance with the Qualified Plan Endorsement, if attached.

PARTIAL WITHDRAWAL           Partial withdrawals will use the formula specified
                             in Part 9 Total Withdrawal above and the Gross
                             Withdrawal Value to determine the amount payable to you. Partial withdrawals will be subject to Market
                             Value Adjustments and possible withdrawal charges.
                             We will deduct the Gross Withdrawal Value from the Contract Value. The Gross Withdrawal Value may not exceed the Contract Value.

WITHDRAWAL CHARGE            If a withdrawal is made from the Contract Value by
                             you and prior to the Maturity Date, a Withdrawal
                             Charge (contingent deferred sales charge) may be assessed during the first 7 Certificate Years. No
                             Withdrawal Charge will be applied after the 7th
                             Certificate Year. The amount of the Withdrawal
                             Charge and when it is assessed are discussed below:

                             1. The Free Withdrawal Amount is defined the excess of (a) over (b), where:

                                   (a) equals the Free Withdrawal Percentage as set forth on the Certificate
                                        Specification Page multiplied by the
                                        Payment made by or on behalf of the
                                        Owner,

                                   (b)  equals the sum of all prior partial
                                        withdrawals, in that Certificate Year.


                                   The Free Withdrawal Amount may be withdrawn free of a Withdrawal Charge and is not subject to a Market Value Adjustment.

                             2. If a withdrawal is made at the end of the Initial Guarantee Period, no withdrawal charge will be applied provided such withdrawal occurs on or after the end of the third Certificate Year. If a withdrawal is made at the end of any other guarantee period, no withdrawal charge will be applied provided such withdrawal occurs on or after the end of the fifth Certificate Year. A request for withdrawal at the end of a guarantee period must be received in writing during the 30 day period preceding the end of that guarantee period.

                             3.    The Withdrawal Charge is determined by
                                   multiplying the Gross Withdrawal Value less any annual Administration Fee and Free Withdrawal Amount by the applicable Withdrawal Charge Percentage obtained from the Certificate Specifications Page.

WITHDRAWAL MARKET VALUE      Amounts withdrawn will be subject to a Market Value
ADJUSTMENT                   Adjustment. The Market Value Adjustment will be
                             determined in accordance with the formula specified in Part 9 Total Withdrawal above.

                             There will be no Market Value Adjustment on withdrawals in the following situations: (a) death of the Owner, (b) amounts withdrawn within one month prior to the end of the guarantee period, and
                             (c) the Free Withdrawal Amount.

FREQUENCY AND AMOUNT OF      You may make as many partial withdrawals as you
PARTIAL WITHDRAWAL           wish. Any withdrawal from the Certificate must be
                             at least $300 or the entire balance of the Contract
                             Value if less. If a partial withdrawal would reduce the Contract Value to less than $300, then we will treat the partial withdrawal request as a total withdrawal of the Contract Value.


PART 10                      FEES AND DEDUCTIONS
- --------------------------------------------------------------------------------

ADMINISTRATION FEE           To compensate us for assuming certain
                             administrative expenses, we reserve the right to charge an annual Administration Fee. This
                             Administration Fee will be the amount listed on the Certificate Specifications Page. Prior to the
                             Maturity Date, the Administration Fee is deducted on the last day of each Certificate Year. If the Certificate is surrendered for its Contract Value on any date other than the last day of any Certificate Year, we will deduct the full amount of the Administration Fee from the amount paid.

TAXES We reserve the right to charge certain taxes against your Payment (either at the time of payment or liquidation), Contract Value, payment of Death Benefit or annuity payments, as appropriate. Such taxes may include any premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine to have resulted from the establishment or maintenance of the Separate Account, or from the receipt by us of Payments, or from the issuance of the Contract and an Owner's Certificate, or from the commencement or continuance of annuity payments under the Contract.

PART 11                      LOAN PROVISION (CERTAIN QUALIFIED CONTRACTS ONLY)
- --------------------------------------------------------------------------------

GENERAL This loan provision applies only to certain Qualified Contracts. All provisions and terms of a loan are included in the Qualified Plan Endorsement, if attached.

PART 12                      PAYMENT OF CONTRACT BENEFITS
- --------------------------------------------------------------------------------

GENERAL Benefits payable under the Contract may be applied in accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code section 72(s).

ALTERNATE ANNUITY OPTIONS    Instead of settlement in accordance with the
                             Annuity Options described below, you may choose an alternate form of settlement acceptable to us.

DESCRIPTION OF ANNUITY       Option 1: Life Annuity
OPTIONS
                             (a) Life Non-Refund. We will make payments during
                                 the lifetime of the Annuitant. No payments are due after the death of the Annuitant.

                             (b) Life 10-Year Certain. We will make payments for
                                 10 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period certain.
                             Option 2: Joint and Survivor Life Annuity

                             The second Annuitant named shall be referred to as the Co-Annuitant.

                             (a) Joint and Survivor Non-Refund. We will make
                                 payments during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the last survivor of the Annuitant and Co-Annuitant.

                             (b) Joint and Survivor with 10-Year Certain. We
                                 will make payments for 10 years and after that during the joint lifetime of the Annuitant and Co- Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the survivor of the Annuitant and Co-Annuitant or, if later, the end of the 10-year period certain.

ANNUITY PAYMENT RATES        The annuity payment rates on the attached tables
                             show, for each $1,000 applied, the dollar amount of the monthly fixed annuity payment. These rates are based on the 1983 Table A projected at Scale G with interest at the guaranteed rate of 3% per annum and assume births in year 1942. The amount of each annuity payment will depend upon the sex and adjusted age of the Annuitant, the Co-Annuitant, if any, or other payee. The adjusted age is determined from the actual age nearest birthday at the time the first monthly annuity payment is due, as follows:

                                        Calendar       Adjustment       Calendar       Adjustment
                                     Year of Birth   to Actual Age   Year of Birth   to Actual Age

                                       1899-1905           +6          1946-1951           -1
                                       1906-1911           +5          1952-1958           -2
                                       1912-1918           +4          1959-1965           -3
                                       1919-1925           +3          1966-1972           -4
                                       1926-1932           +2          1973-1979           -5
                                       1933-1938           +1          1980-1986           -6
                                       1939-1945           0             1987+             -7

                             The dollar amount of annuity payment for any age or combination of ages not shown, for any other form of Annuity Option agreed to by us, or for payments made on a less frequent basis (quarterly, semiannual or annual) will be quoted on request.

                            AMOUNT OF MONTHLY PAYMENT

                           PER $1000 OF CONTRACT VALUE

                             OPTION 1: LIFE ANNUITY

Option 1(A):  Non-Refund                   Option 1(B): 10-Year Certain
- -------------------------------------      -------------------------------------

Adjusted Age                               Adjusted Age
of Annuitant        Male      Female       of Annuitant       Male        Female
- -------------------------------------      -------------------------------------

     55             4.23       3.83             55            4.19         3.82
     60             4.64       4.15             60            4.57         4.12
     65             5.20       4.57             65            5.05         4.51
     70             5.94       5.13             70            5.65         5.02
     75             6.91       5.91             75            6.35         5.67
     80             8.21       6.98             80            7.13         6.45
     85             9.94       8.47             85            7.90         7.29

                    OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY

Option 2(A): Non-Refund

                               Age of Co-Annuitant
- -------------------------------------------------------------------------------
Adjusted
Age of Male      10 Years       5 Years       Same        5 Years      10 Years
Annuitant        Younger        Younger       Age         Older        Older
- -------------------------------------------------------------------------------

55               3.24           3.38          3.53        3.69         3.83
60               3.40           3.58          3.78        3.98         4.16
65               3.61           3.85          4.10        4.36         4.61
70               3.88           4.19          4.53        4.88         5.20
75               4.23           4.64          5.10        5.57         6.00
80               4.70           5.26          5.88        6.51         7.06
85               5.34           6.09          6.94        7.76         8.43



Option 2(B): 10 Year Certain

                               Age of Co-Annuitant
- -------------------------------------------------------------------------------
Adjusted
Age of Male      10 Years       5 Years       Same        5 Years      10 Years
Annuitant        Younger        Younger       Age         Older        Older
- -------------------------------------------------------------------------------

55               3.24           3.38          3.53        3.69         3.83
60               3.40           3.58          3.78        3.98         4.16
65               3.61           3.85          4.10        4.36         4.59
70               3.88           4.18          4.52        4.86         5.16
75               4.23           4.63          5.07        5.50         5.86
80               4.68           5.21          5.78        6.30         6.69
85               5.27           5.95          6.62        7.18         7.56
- -------------------------------------------------------------------------------

Monthly installments for ages not shown will be furnished on request.

- --------------------------------------------------------------------------------
NORTH AMERICAN
SECURITY LIFE INSURANCE COMPANY

A stock life insurance company the ultimate parent of which is The Manufacturers Life Insurance Company

- --------------------------------------------------------------------------------